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                                                                    Exhibit 10.2

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                             NOTE PURCHASE AGREEMENT

                                      among

                     NORDSTROM CREDIT CARD RECEIVABLES LLC,
                                 as Transferor,

                                 NORDSTROM FSB,
                                  as Servicer,

                    FALCON ASSET SECURITIZATION CORPORATION,
                            as the Conduit Purchaser,

                           JPMORGAN CHASE BANK, N.A.,
                          as Agent for the Purchasers,

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                            as a Committed Purchaser

                          dated as of December 16, 2004

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      NOTE PURCHASE AGREEMENT ("Note Purchase Agreement") dated as of December
16, 2004, among Nordstrom Credit Card Receivables LLC (the "Transferor"), Nordstrom fsb ("Servicer"), the Conduit Purchaser, the Agent and the Committed Purchaser named herein.

      The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Transfer and Servicing Agreement (as defined below) or the Indenture Supplement (as defined below), as applicable. If a term used herein is defined both in the Transfer and Servicing Agreement and the Indenture Supplement, it shall have the meaning set forth in the Indenture Supplement. Additionally, the following terms shall have the following meanings:

            "Accrual Period" shall mean a period of time from and including the first day of a calendar month and ending at the close of business on the last day of such calendar month; provided that the initial Accrual Period hereunder means the period from (and including) the Closing Date to (and including) the last day of the calendar month thereafter.

            "Act" means the Securities Act of 1933, as amended.

            "Administration Fee" is defined in Fee Letter.

            "Administrative Agent" means JPMorgan Chase Bank in its capacity as administrative agent for the Conduit Purchaser or any other RIC.

            "Agent" means JPMorgan Chase Bank in its capacity as agent for the Purchasers, and any successor thereto appointed pursuant to Article X.

            "Aggregate Reduction" means any reduction to the Class A Maximum Principal Balance pursuant to Section 2.05.

            "Alternate Rate" means, for any Tranche Period, with respect to any Funding Tranche, an interest rate per annum equal to LIBOR; provided, however, that in the case of

                  (i) any Tranche Period on or prior to the first day of which the Agent shall have been notified by the Committed Purchaser or a Liquidity Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Committed Purchaser or such Liquidity Purchaser to fund any Funding Tranche (based on LIBOR) set forth above (and the Conduit Purchaser or such Liquidity Purchaser shall not have subsequently notified the Agent that such circumstances no longer exist),

                  (ii) any Tranche Period of one to (and including) 13 days,

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                  (iii) any Tranche Period relating to a Funding Tranche which is less than $1,000,000, and

                  (iv) any Tranche Period with respect to which the Alternate Rate, for any reason, becomes applicable on notice to the Agent of less than three Business Days,

the "Alternate Rate" for each such Tranche Period shall be an interest rate per annum equal to the Prime Rate in effect on each day of such Tranche Period. The "Alternate Rate" for any day on or after the occurrence of a Pay Out Event shall be an interest rate equal to the Default Rate.

            "Applicable Indemnifying Party" shall have the meaning set forth in
Section 9.02 hereof.

            "Arrangement Fee" is defined in the Fee Letter.

            "Asset Purchase Agreement" means the asset purchase agreement dated as of the date hereof among the Conduit Purchaser, the Agent and each of the Purchasers signatory thereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.

            "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Purchaser, a permitted assignee and the Agent for such Purchaser, pursuant to which such assignee may become a party to this Note Purchase Agreement.

            "Available Maximum Principal Balance" means, at any time, the excess (if any) of the Class A Maximum Principal Balance over the Other Class A Invested Amount.

            "Broken Funding Cost" means for any Funding Tranche which: (i) has its outstanding balance reduced without compliance by the Transferor with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned to a Liquidity Purchaser or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Funding Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the outstanding balance of such Funding Tranche if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) the amount of CP Costs or Yield actually accrued during the remainder of such period, to the extent such Funding Tranche is allocated to another Tranche Period, and (y) to the extent such Funding Tranche is not allocated to another Tranche Period, the income, if any, actually received during the remainder of such period by the holder of such Funding Tranche from investing the portion of such Funding Tranche not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Transferor the amount of such excess. The Agent will use reasonable efforts to allocate the Class A Invested Amount to tranche periods for Commercial Paper in a manner that will minimize Broken Funding Costs (provided that the selection of such tranche periods shall at all times remain in the control of such Agent).

            "Class A Additional Amounts" means all amounts owed by a Nordstrom Party pursuant to Article IX hereof plus any Broken Funding Cost owed to the Purchasers pursuant to Section 4.03 of the Indenture Supplement plus any other amounts due and owing to the Purchasers under the Series Documents.

            "Class A Incremental Funded Amount" means the amount of the increase in the Class A Invested Amount occurring as a result of any Incremental Funding.

            "Class A Initial Principal Balance" means $0.

            "Class A Initial Purchase Price" has the meaning specified in
Section 2.02 hereof.

            "Class A Invested Amount" means, at any time, the Class A Note Principal Balance outstanding at such time; provided that any reduction of the Class A Invested Amount shall be restored in the amount of any Collections or other payments received and applied to the Class A Note if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

            "Class A Maximum Principal Balance" means $150,000,000, as such amount may be increased or decreased from time to time in accordance with
Section 2.05 hereof.

            "Class A Monthly Interest" means, for any Accrual Period, the sum of
(a) as to the Conduit Purchaser, the sum of all accrued CP Costs plus all accrued fees specified in the Fee Letter as payable to the Conduit Purchaser or the Agent as provided for herein and in the Fee Letter, respectively, and (b) as to the Committed Purchaser or the Liquidity Purchaser (as the case may be) the sum of all accrued Yield plus all accrued fees specified in the Fee Letter as payable to the Committed Purchaser or the Liquidity Purchaser (as the case may be) as provided for herein and in the Fee Letter, respectively; in each case, accrued from the first day through the last day of such Accrual Period as provided for in Section 2.06 herein.

            "Class A Note" means the Series 2004-2 Asset Backed Variable Funding Notes, Class A in the maximum aggregate principal amount of $150,000,000 to be issued by the Trust pursuant to the Master Indenture and the Indenture Supplement.

            "Class A Note Principal Balance" is defined in Section 1.01 of the Indenture Supplement.

            "Class A Note Rate" shall mean, with respect to the Due Period related to any Distribution Date, as to the Conduit Purchaser and the Committed Purchaser or the Liquidity Purchaser (as the case may be), respectively, a per annum interest rate which if multiplied by the average daily Class A Invested Amount owing to the Purchasers (as applicable) for such Due Period, would produce, on the basis of the actual number of days in such Due Period and a 360-day year, an amount equal to the Class A Monthly Interest owed to the Conduit Purchaser, or the Class A Monthly Interest owed to the Committed Purchaser or the Liquidity Purchaser (as the case may be), respectively, for such Due Period.

            "Class B Note" means the Class B Series 2004-2 Floating Rate Asset Backed Note in the maximum aggregate principal amount of $14,835,165 to be issued by the Trust

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pursuant to the Master Indenture and the Indenture Supplement, evidencing an undivided senior beneficial interest in certain assets of the Trust.

            "Closing" has the meaning specified in Section 3.01 hereof.

            "Closing Date" has the meaning specified in Section 3.01 hereof.

            "Commercial Paper Notes" means short-term promissory notes issued or to be issued by the Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

            "Committed Purchaser" means JPMorgan Chase Bank and each of its assigns (with respect to its commitment to make Incremental Fundings) that shall become a party to this Note Purchase Agreement pursuant to Section 11.03 hereof.

            "Conduit Information" means information provided by the Agent in connection with the transactions described herein and which is confidential or proprietary information, including, without limitation, information regarding Agents' multi-seller commercial paper conduit and forms of transaction documents together with the pricing, and other economic terms applicable under this Note Purchase Agreement.

            "Conduit Purchaser" means Falcon Asset Securitization Corporation and any of its permitted assigns that is a RIC.

            "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any invested amount of Conduit Purchaser pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Transferor shall request any Incremental Funding during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Funding, the increase to the Class A Invested Amount associated with any such Incremental Funding shall, during such period, be deemed to be funded by the Conduit Purchaser in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such incremental increase.

            "Default Rate" shall mean a rate of interest per annum equal to the sum of (i) the Prime Rate plus (ii) 2.00% per annum.

            "Distribution Date" means January 18, 2005 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

            "Due Period" shall mean, with respect to a Distribution Date (i) as to the Conduit Purchaser, the Accrual Period immediately preceding such Distribution Date and (ii) as to a Committed Purchaser or a Liquidity Purchaser, the entire Tranche Period in which such Distribution Date occurs.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

            "Federal Bankruptcy Code" means the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

            "Fee Letter" means the agreement dated as of December 16, 2004 among the Transferor and the Agent setting forth certain fees payable by the Transferor in connection with the purchase of the Class A Note by the Agent for the benefit of the Purchasers.

            "Funding Tranche" means all or a portion of the outstanding principal balance of the Class A Note (i) designated by the Agent as a Funding Tranche for funding purposes by the Committed Purchaser or the Liquidity Purchaser (as the case may be) as provided for herein or in the Asset Purchase Agreement or (ii) funded by the Conduit Purchaser with Pooled Commercial Paper.

            "Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

            "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

            "Governmental Rules" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

            "Increase Conditions" is defined in Section 1.01 of the Indenture Supplement.

            "Incremental Funding" means an increase in the Class A Note Principal Balance in accordance with a Principal Balance Increase under Section
4.09 of the Indenture Supplement and the provisions of Section 2.03 hereof.

            "Incremental Funding Date" means the date on which each Incremental Funding occurs.

            "Indemnified Amounts" is defined in Section 9.01.

            "Indemnified Party" is defined in Section 9.01.

            "Indenture" means the Master Indenture as supplemented by the Indenture Supplement thereto.

            "Indenture Supplement" means the Indenture Supplement dated as of December 16, 2004 among the Issuer and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Minnesota, National Association), as Indenture Trustee, supplementing the Master Indenture and relating to the Series 2004-2 Floating Rate Asset Backed Variable Funding Notes, as the same may be amended, modified or supplemented.

            "Investment Letter" means a letter in the form of Exhibit C to the Indenture Supplement.

            "JPMorgan Chase Bank" means JPMorgan Chase Bank, N.A., a national banking association.

            "LIBOR" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period; provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBOR for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBOR for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which JPMorgan Chase Bank offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at LIBOR and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 1.0% per annum. LIBOR shall be rounded, if necessary, to the next higher 1/16 of 1%.

            "Liquidity Agent" means JPMorgan Chase Bank in its capacity as "Agent" pursuant to the Asset Purchase Agreement.

            "Liquidity Purchasers" means each of the purchasers party to the Asset Purchase Agreement.

            "Master Indenture" means the Master Indenture dated as of April 1, 2002 among the Issuer and Wells Fargo Bank, National Association
(successor-by-merger to Wells Fargo Bank Minnesota, National Association), as Indenture Trustee, as the same may be amended, modified or supplemented.

            "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any of Nordstrom, Inc., Nordstrom fsb or the Transferor, (ii) the ability of any Nordstrom Party to perform its obligations under this Note Purchase Agreement, (iii) the legality, validity or enforceability of this Note Purchase Agreement or any other Series Document, or
(iv) the collectibility of the Receivables generally or of any material portion of the Receivables.

            "Nordstrom Information" means information provided by any Nordstrom Party to the Conduit Purchaser, the Committed Purchaser or Agent in connection with the transactions described herein and which is non-public, confidential or proprietary information that may include proprietary and confidential information regarding credit card portfolios, cardholders, customers, financial information, processes, strategies and business methods of Nordstrom, Inc. and/or any other subsidiary of Nordstrom, Inc.

            "Nordstrom Parties" means Nordstrom fsb and the Transferor.

            "Notice of Incremental Funding" means a written notice of an Incremental Funding in the form of Exhibit D to the Indenture Supplement.

            "Other Class A Invested Amount" means the "Class A Invested Amount," as defined in the Note Purchase Agreement, dated as of December 4, 2001, among Nordstrom Private Label Receivables LLC, as transferor, Nordstrom fsb, as servicer, Falcon Asset Securitization Corporation, as conduit purchaser, and JPMorgan Chase Bank, N.A. (successor-by-merger to Bank One, NA (Main Office Chicago)), as committed purchaser and as agent for the purchasers therein, as amended by Amendment No. 1 through Amendment No. 5.

            "Participant" has the meaning specified in Section 11.03(c) hereof.

            "Potential Pay Out Event" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Pay Out Event.

            "Pooled Commercial Paper" means Commercial Paper notes of the Conduit Purchaser subject to any particular pooling arrangement by Conduit Purchaser, but excluding

Commercial Paper issued by the Conduit Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by the Conduit Purchaser.

            "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan Chase Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

            "Program Fee" is defined in the Fee Letter.

            "Purchase Expiration Date" means February 28, 2005.

            "Purchaser Percentage" of any Committed Purchaser means (a) with respect to JPMorgan Chase Bank, the percentage set forth on the signature page to this Note Purchase Agreement as such Committed Purchaser's Purchaser Percentage, or such percentage as reduced by any Assignment and Acceptance entered into with an assignee, or (b) with respect to a Committed Purchaser that has entered into an Assignment and Acceptance, the percentage set forth therein as such Purchaser's Purchaser Percentage, or such percentage as reduced by any Assignment and Acceptance entered into between such Committed Purchaser and an assignee.

            "Purchasers" means, the Conduit Purchaser, the Liquidity Purchasers and the Committed Purchasers.

            "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of April 1, 2002 by and between Nordstrom fsb and the Transferor.

            "Reduction Notice" means the written notice delivered by the Transferor to the Agent under Section 2.05 with respect to an Aggregate Reduction.

            "Reference Bank" means JPMorgan Chase Bank.

            "Requirements of Law" for any Person shall mean the charter, certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

            "RIC" means a receivables investment company administered by the Administrative Agent or an Affiliate thereof which obtains funding from the issuance of commercial paper or other notes.

            "Series Documents" means the Transfer and Servicing Agreement, the Indenture Supplement, the Master Indenture, the Receivables Purchase Agreement and this Note Purchase Agreement.

            "Servicer" means Nordstrom fsb, or any Successor Servicer appointed in accordance with the terms of the Transfer and Servicing Agreement and Indenture Supplement.

            "Terminating Tranche" is defined in Section 2.06(b).

            "Third Party Claim" has the meaning specified in Section 9.02 hereof.

            "Tranche Period" means, with respect to any Funding Tranche owing to a Liquidity Purchaser or a Committed Purchaser:

            (a) if Yield for such Funding Tranche is calculated on the basis of LIBOR, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Transferor, commencing on a Business Day selected by Transferor or the Agent pursuant to this Note Purchase Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

            (b) if Yield for such Funding Tranche is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Transferor and agreed to by the Agent, provided no such period shall exceed one month.

            If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to LIBOR, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Funding Tranche which commences before the Series 2004-2 Final Maturity Date and would otherwise end on a date occurring after the Series 2004-2 Final Maturity Date, such Tranche Period shall end on such Series 2004-2 Final Maturity Date and the duration of each Tranche Period which commences on or after the Series 2004-2 Final Maturity Date shall be of such duration as shall be selected by the Agent.

            "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of April 1, 2002 among the Transferor, the Servicer, and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Minnesota, National Association), as Indenture Trustee, as the same may be amended, modified or supplemented.

            "Yield" means for each respective Tranche Period, an amount equal to the product of the applicable Alternate Rate multiplied by the Class A Invested Amount owing, if any, to the Committed Purchasers or the Liquidity Purchasers (as the case may be) for each day elapsed during such Tranche Period, annualized on a 360 day basis.

            Other Definitional Provisions. (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, subSections, the Schedules and Exhibits in or to this Note Purchase Agreement unless otherwise specified.

                                   ARTICLE II

                                PURCHASE AND SALE

            SECTION 2.01 Purchase and Sale of the Class A Note. On the terms and subject to the conditions set forth in this Note Purchase Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Transferor shall offer to sell to the Agent, on behalf of the Purchasers, and the Agent, on behalf of the Purchasers, shall purchase at the Closing, a Class A Note in an initial outstanding principal amount equal to the Class A Initial Principal Balance.

            SECTION 2.02 Initial Purchase Price. The Class A Note is to be purchased at a price (the "Class A Initial Purchase Price") of 100% of its Class A Initial Principal Balance.

            SECTION 2.03 Incremental Fundings. (a) Subject to the terms and conditions of this Note Purchase Agreement and the Indenture Supplement, from time to time prior to the Purchase Expiration Date upon receipt by the Agent of a Notice of Incremental Funding, (i) the Agent, on behalf of the Conduit Purchaser, and in the sole and absolute discretion of the Conduit Purchaser, may make Incremental Fundings and (ii) if, the Conduit Purchaser elects not to make an Incremental Funding, the Committed Purchaser and its permitted assigns severally agree to make their respective Purchaser Percentages of such Incremental Funding; provided, that no Committed Purchaser shall be required to make a portion of any Incremental Funding if, after giving effect thereto, (A) its Purchaser Percentage of the Class A Invested Amount would exceed its Purchaser Percentage of the Available Maximum Principal Balance, or (B) its Purchaser Percentage of the Class A Invested Amount hereunder plus its Purchase Amount (as defined in the Asset Purchase Agreement) as a Liquidity Purchaser under the Asset Purchase Agreement would exceed its Purchaser Percentage of the Available Maximum Principal Balance.

            (b) Each Incremental Funding hereunder shall be subject to the further conditions precedent that:

                  (i) the Increase Conditions shall have been satisfied;

                  (ii) The Agent will have received copies of all settlement statements and all reports required to be delivered by the Servicer to the Indenture Trustee pursuant to Section 3.04 of the Transfer and Servicing Agreement and Section 5.03 of the Indenture Supplement;

                  (iii) The Transferor and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in the Series Documents; and

                  (iv) At least one Business Day (which shall be no later than 1:00 p.m., New York City time) prior to the Incremental Funding Date, the Agent shall have received a completed Notice of Incremental Funding.

            (c) Each Incremental Funding of the Class A Note, shall be requested in an aggregate principal amount of $2,000,000 and integral multiples of $500,000 in excess thereof; provided, that an Incremental Funding may be requested in the entire remaining Available Maximum Principal Balance.

            (d) The purchase price of each Incremental Funding shall be equal to 100% of the allocation of the Class A Incremental Funded Amount and shall be paid not later than 1:00 p.m. New York City time on the Incremental Funding Date by wire transfer of immediately available funds to the Transferor's account no. 3751927329, titled "Nordstrom Credit Card Receivables LLC," ABA# 111000012, maintained at Bank of America, N.A. (or such other account as may from time to time be specified by the Transferor in a notice to the Agent).

            SECTION 2.04 Extension of Purchase Expiration Date. The parties to this Note Purchase Agreement may mutually agree in writing to the extension of the Purchase Expiration Date to a date no later than 364 days following the date of such extension; provided, that no agreement to any such extension shall be effective unless, the available commitments of the Liquidity Purchasers under the Asset Purchase Agreement and the credit and/or liquidity coverage committed under the program-wide credit and/or liquidity facilities for the commercial paper program of the Conduit Purchaser will continue to be in effect after such extension in the aggregate amounts, and for the period of the time, necessary to maintain the then-current ratings of the Conduit Purchaser's Commercial Paper Notes. The Transferor may request such an extension no earlier than 90 days prior to the then applicable Purchase Expiration Date and the Agent will respond to such request no later than the later of thirty (30) days following such request or the date which is thirty (30) days' prior to the then applicable Purchase Expiration Date.

            SECTION 2.05 Reduction or Increase of the Class A Maximum Principal Balance. (a) The Transferor may reduce in whole or in part the Class A Maximum Principal Balance (but not below the sum of the Class A Invested Amount and the Other Class A Invested Amount) by giving the Agent written notice thereof at least ten Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an aggregate amount of $2,000,000, or any integral multiples of $500,000 in excess thereof. Any such reduction in the Class A Maximum Principal Balance shall be permanent unless a subsequent increase in the Class A Maximum Principal Balance is made in accordance with Section 2.05(b).

            (b) The Transferor may request an increase in the Class A Maximum Principal Balance by written notice to the Agent at least 30 days before the date on which such increase is requested to become effective. No such increase will take effect with respect to any Note unless (i) the Conduit Purchaser and Agent agree thereto and (ii) the available commitments of the Purchasers (other than the Conduit Purchaser) hereunder or under the Asset Purchase Agreement and the credit and/or liquidity coverage committed under the program-wide credit and/or liquidity facilities for the commercial paper program of the Conduit Purchaser are increased as necessary to maintain the then-current ratings of the Conduit Purchaser's Commercial Paper Notes.

            SECTION 2.06 Calculation of Monthly Interest. (a) Prior to the occurrence of a Series 2004-2 Pay Out Event, the Class A Notes shall accrue CP Costs with respect to the outstanding balance of the Class A Invested Amount of the Conduit Purchaser for each day that such amount is outstanding. The Class A Invested Amount funded with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that such amount represents in relation to all assets held by Conduit Purchaser and funded substantially with related Pooled Commercial Paper. On the Determination Date, the Conduit Purchaser shall calculate the aggregate amount of CP Costs allocated to its Class A Invested Amount for the applicable Due Period and shall notify the Servicer of such aggregate amount.


                  (b) Prior to the occurrence of a Series 2004-2 Pay Out Event, the Class A Notes shall accrue Yield with respect to the outstanding balance of the Class A Invested Amount of the Committed Purchasers or the Liquidity Purchasers (as the case may be) for each day during the Tranche Period at either LIBOR or the Prime Rate in accordance with the terms and conditions hereof. Until the Transferor gives notice to the Funding Agent of another Alternate Rate in accordance with Section 2.06(c), the initial Alternate Rate for any Funding Tranche transferred to the Committed Purchaser or the Liquidity Purchasers by the Conduit Purchaser as provided for herein or pursuant to the Asset Purchase Agreement (as the case may be), shall be the Prime Rate. If the Committed Purchaser or the Liquidity Purchasers acquire by assignment from the Conduit Purchaser any Funding Tranche as provided for herein or pursuant to the Asset Purchase Agreement (as the case may be), each Funding Tranche so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment. The Transferor or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Funding Tranche, may, effective on the last day of the Terminating Tranche: (i) divide any such Funding Tranche into multiple Funding Tranches, (ii) combine any such Funding Tranche with one or more other Funding Tranches that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Funding Tranche with a new Funding Tranche to be purchased on the day such Terminating Tranche ends, provided, that in no event may the Class A Invested Amount of the Conduit Purchaser be combined with a Funding Tranche of the Committed Purchaser or the Liquidity Purchasers.


                  (c) The Transferor may select LIBOR or the Prime Rate for each Funding Tranche of the Committed Purchaser or the Liquidity Purchaser (as the case may be). The Transferor shall by 1:00 p.m. (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which LIBOR is being requested as a new Alternate Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Alternate Rate, give the Funding Agent irrevocable notice of the new Alternate Rate for the Funding Tranche associated with such Terminating Tranche. Until the Transferor gives notice to the Funding Agent of another Alternate Rate, the initial Alternate Rate for any Funding Tranche transferred to the Committed Purchaser or the Liquidity Purchasers pursuant to the terms and conditions hereof shall be the Prime Rate.


                  (d) After the occurrence of a Series 2004-2 Pay Out Event, the Class A Notes held by the Purchasers shall accrue CP Costs at the Default Rate.


                  (e) The Transferor agrees to pay and to instruct the Servicer and the Indenture Trustee to pay all amounts payable by each with respect to the Class A Note to the account designated by the Agent in the Fee Letter

                                   ARTICLE III

                                     CLOSING

            SECTION 3.01 Closing. The closing (the "Closing") of the purchase and sale of the Class A Note shall take place at 10:00 a.m. at the offices of Sidley Austin Brown & Wood LLP, 555 California Street, 15th Floor, San Francisco, California 94104, on December 16, 2004, or if the conditions to closing set forth in Article IV of this Note Purchase Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Closing Date").

            SECTION 3.02 Transactions to be Effected at the Closing. At the Closing (a) the Class A Initial Purchase Price will be zero; and (b) the Transferor shall deliver the Class A Note to the Agent in satisfaction of the Transferor's obligation to the Agent hereunder.

                                   ARTICLE IV

                             CONDITIONS PRECEDENT TO
                          PURCHASE ON THE CLOSING DATE

            The purchase by the Agent on behalf of the Purchasers of the Class A
Note is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Agent in its sole discretion):

            SECTION 4.01 Performance by the Transferor, Issuer and Servicer. All the terms, covenants, agreements and conditions of the Series Documents to be complied with and performed by the Transferor, the Issuer and the Servicer at or before the Closing shall have been complied with and performed in all material respects.

            SECTION 4.02 Representations and Warranties. Each of the representations and warranties of the Transferor, the Issuer and the Servicer made in the Series Documents shall be true and correct in all material respects as of the time of the Closing (except to the extent they expressly relate to an earlier or later time).

            SECTION 4.03 Corporate Documents. The Agent shall have received copies of (a) the (i) Charter documents and By-Laws of Nordstrom fsb, (ii) Board of Directors resolutions of Nordstrom fsb with respect to the Series Documents, and (iii) incumbency certificate of

Nordstrom fsb, each certified by appropriate corporate authorities and (b) the
(i) Certificate of formation and good standing certificate of the Transferor
(ii) a copy of the operating agreement of the Transferor, (iii) Board of Directors resolutions of the Transferor with respect to the Series Documents and
(iv) incumbency of the Transferor, each certified by appropriate authorities.

            SECTION 4.04 Opinions of Counsel to Nordstrom fsb and the Transferor. Counsel to Nordstrom fsb and the Transferor shall have delivered to the Agent favorable opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Agent and its counsel and addressed to the Agent.

            SECTION 4.05 Opinions of Counsel to the Owner Trustee. Counsel to the Owner Trustee shall have delivered to the Agent a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Agent and its counsel and addressed to the Agent.

            SECTION 4.06 Opinions of Counsel to the Indenture Trustee . Counsel to the Indenture Trustee shall have delivered to the Agent a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Agent and its counsel and addressed to the Agent.

            SECTION 4.07 Financing Statements. The Agent shall have received evidence satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the opinion of the Agent, desirable to perfect or evidence (i) the assignments by Nordstrom fsb to the Transferor and by the Transferor to the Issuer of their respective ownership interests in the Receivables and the proceeds thereof and (ii) the security interest granted by the Issuer to the Indenture Trustee in the Receivables and the proceeds thereof, including:

            (a) Acknowledgment copies of all UCC financing statements and assignments that have been filed in the offices of the Secretary of State of the applicable states and in the appropriate office or offices of such other locations as may be specified in the opinions of counsel delivered pursuant to
Section 4.04 hereof; and

            (b) Certified copies of requests for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent and its counsel) dated a date reasonably near the Closing Date and listing all effective financing statements which name Nordstrom fsb, the Transferor or the Issuer, as seller, assignor or debtor and which are filed in all jurisdictions in which the filings were or will be made, together with copies of such financing statements.

            SECTION 4.08 Documents. The Agent shall have received a duly executed counterpart of each of the Series Documents (other than the Master Indenture) and each and every document or certification delivered by any party in connection with any of such agreements, and each such document shall be in full force and effect.

            SECTION 4.09 No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect.

            SECTION 4.10 Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series Documents and the other documents related thereto shall have been obtained or made.

            SECTION 4.11 Officer's Certificates. The Agent shall have received Officer's Certificates from the Transferor, the Issuer and the Servicer in form and substance reasonably satisfactory to the Agent and its counsel, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 4.01 and 4.02 hereof with respect to the Transferor, the Issuer and the Servicer, respectively.

            SECTION 4.12 Documents Relating to Credit Enhancement. The Agent shall have received a specimen Class B Note.

            SECTION 4.13 Accounts. The Agent shall have received evidence that the Collection Account and Special Funding Account have been established in accordance with the terms of the Indenture.

            SECTION 4.14 Other Documents. The Transferor shall have furnished to the Agent such other information, certificates and documents as the Agent may reasonably request.

            SECTION 4.15 Arrangement Fee. The Arrangement Fee due on the Closing Date specified in the Fee Letter shall have been paid.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE NORDSTROM PARTIES

            Each Nordstrom Party hereby makes the following representations and warranties to the Purchasers and the Agent, as to itself, as of the Closing Date and as of each Incremental Funding Date, and the Purchasers and the Agent shall be deemed to have relied on such representations and warranties in purchasing the Class A Note on the Closing Date and in making (or committing to make) each Incremental Funding on each Incremental Funding Date.

            SECTION 5.01 Transfer and Servicing Agreement. The Transferor repeats and reaffirms to the Purchasers and the Agent the representations and warranties of the Transferor set forth in Sections 2.03 and 2.04 of the Transfer and Servicing Agreement and represents and warrants that such representations and warranties are true and correct. Nordstrom fsb repeats and reaffirms to the Purchasers and the Agent the representations, warranties and covenants of the Servicer set forth in Section 3.03 of the Transfer and Servicing Agreement and represents and warrants that all such representations and warranties are true and correct.

            SECTION 5.02 Corporate Existence and Power. The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Nordstrom fsb is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States. Each Nordstrom Party has all power, authority and legal right and all material governmental licenses, authorizations, consents and approvals required to own its properties and conduct its business as such properties are presently owned and such business is presently conducted in each jurisdiction in which it presently owns properties and presently conducts its business, and to execute and deliver this Note Purchase Agreement, the Indenture Supplement and the Fee Letter and perform its obligations under this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents. Each Nordstrom Party is duly qualified to do business and is in good standing (or is exempt from such requirements) in any jurisdiction in which the nature of its business requires it to be so qualified.

            SECTION 5.03 Corporate and Governmental Authorization; Contravention. The execution and delivery by each Nordstrom Party of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents to which such Nordstrom Party is a party and the performance by each Nordstrom Party thereof are within its corporate powers, have been duly authorized by all necessary corporate or limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Charter or Bylaws of Nordstrom fsb, limited liability agreement of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Nordstrom Party or result in the creation or imposition of any Lien on the assets of such Nordstrom Party, other than pursuant to the Series Documents.

            SECTION 5.04 Binding Effect. Each of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents to which each Nordstrom Party is a party constitutes the legal, valid and binding obligation of such Nordstrom Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

            SECTION 5.05 No Conflict. The execution and delivery of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents to which each Nordstrom Party is a party, the performance of the transactions contemplated by this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents to which such Nordstrom Party is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to such Nordstrom Party or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which Nordstrom fsb is a party or by which it or any of its properties are bound.

            SECTION 5.06 No Proceedings. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of each Nordstrom Party, threatened, against or affecting such Nordstrom Party or any Affiliate of such Nordstrom Party or their respective properties, in or before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter, or any other Series Document to which such Nordstrom Party is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Note Purchase Agreement, the Indenture Supplement, the Fee Letter, the Notes or any other Series Document to which such Nordstrom Party is a party, (iii) seeking any determination or ruling that, individually or in the aggregate, in the reasonable judgment of such Nordstrom Party, would materially and adversely affect the performance by such Nordstrom Party of its obligations under this Note Purchase Agreement, the Indenture Supplement, the Fee Letter, the Class A Note or any other Series Document to which such Nordstrom Party is a party or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter, the Note or any other Series Document to which such Nordstrom Party is a party.

            SECTION 5.07 Transferor Amount. As of the Closing Date and each Incremental Funding Date, the Transferor Interest is not less than the Minimum Transferor Interest and the aggregate amount of Principal Receivables is not less than the Required Minimum Principal Balance.

            SECTION 5.08 No Pay Out Event. After giving effect to the issuance of, and the acquisition by the Agent, on behalf of the Class A Noteholder and of any occurrence of any Incremental Funding pursuant to Section 2.03, no event shall have occurred and not been waived or be continuing and no condition shall exist which would constitute a Pay Out Event or Potential Pay Out Event.

            SECTION 5.09 Accuracy of Information. Each document, book, record, report, exhibit, schedule or other information furnished or to be furnished at any time by each Nordstrom Party to the Purchasers or the Agent for purposes of or in connection with this Note Purchase Agreement, the Indenture Supplement or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date such information is stated or certified.

            SECTION 5.10 Taxes. Each Nordstrom Party has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other governmental charges.

            SECTION 5.11 Use of Proceeds. No proceeds of the acquisition of the Class A Note or any Incremental Funding will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

            SECTION 5.12 Value. Nordstrom fsb has received or will receive reasonably equivalent value in return for the transfer of the Receivables and the other property transferred to the Transferor. The Transferor has received or will receive reasonably equivalent value in return for the transfer of the Receivables and other property transferred to the Trust.

            SECTION 5.13 ERISA. Each Nordstrom Party and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the PBGC on any of the Receivables.

            SECTION 5.14 Place of Business. The principal executive offices of Nordstrom fsb are in Scottsdale, Arizona. Electronic records concerning the Receivables and related contracts are maintained by Nordstrom fsb's service provider located in Columbus, Georgia. The principal executive offices of the Transferor are in Centennial, Colorado.

            SECTION 5.15 Investment Company. Neither the Transferor nor the Trust is an "investment company" or is controlled by an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

            SECTION 5.16 No Liens. The sale, assignment and conveyance of the Class A Note and the consummation of the transactions herein contemplated will not result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of any Nordstrom Party or any of its Affiliates pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement (including this Note Purchase Agreement) or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject.

            SECTION 5.17 Authorization. The Transferor has authorized the Trust to issue and sell the Class A Note.

            SECTION 5.18 No Amendments. Since April 1, 2002, there have been no amendments (other than the amendments listed in the recitals hereto), modifications or waivers of the terms of the Master Indenture or Transfer and Servicing Agreement.

            SECTION 5.19 No Claims. No Person party to the Master Indenture or Transfer and Servicing Agreement has any defenses, counterclaims or right of set-off with respect to either agreement.

            SECTION 5.20 Agreements Enforced. Except as otherwise agreed by the parties thereto, each of the Master Indenture and the Transfer and Servicing Agreement have been strictly enforced in accordance with their terms by each party thereto.

            The representations and warranties set forth in this Section shall survive the sale of the Class A Note to the Agent on behalf of the Purchasers. Upon discovery by either Nordstrom Party or the Agent, on behalf of the Purchasers, of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other. Any document, instrument, certificate or notice delivered to the Conduit Purchaser, the Agent or any Purchaser hereunder shall be deemed to be a representation and warranty by such Nordstrom Party.

            SECTION 5.21 Class A Note. The Class A Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and the Indenture Supplement, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Transfer and Servicing Agreement, the Master Indenture and the Indenture Supplement.

            SECTION 5.22 Issuer Existence and Authorization. The Issuer has been duly created and is validly existing under the laws of the State of Delaware.

            SECTION 5.23 Financial Condition of Nordstrom Parties. On the date hereof and on each Incremental Funding Date, neither Nordstrom Party is insolvent nor the subject of any insolvency proceeding.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
         WITH RESPECT TO THE CONDUIT PURCHASER AND COMMITTED PURCHASERS

            The Agent, on behalf of the Conduit Purchaser and Committed Purchasers, hereby makes the following representations and warranties to the Transferor and Nordstrom fsb on which the Transferor and Nordstrom fsb shall rely in entering into this Note Purchase Agreement.

            SECTION 6.01 Organization. Each of the Conduit Purchaser and the Committed Purchasers has been duly organized and is validly existing and in good standing as a corporation or national banking association under the laws of the jurisdiction of its organization, with power and authority to own its properties and to transact the business in which it is now engaged and each of the Conduit Purchaser and the Committed Purchasers is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the interests of the Transferor.

            SECTION 6.02 Authority, etc. Each of the Conduit Purchaser and the Committed Purchasers has all requisite power and authority to enter into and perform its obligations under this Note Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Conduit Purchaser and the Committed Purchasers of this Note Purchase Agreement and the consummation by each of the Conduit Purchaser and each Committed Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Conduit Purchaser and the Committed Purchasers. This Note Purchase Agreement has been duly and validly executed and delivered by each of the Conduit Purchaser and the Committed Purchasers and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Neither the execution and delivery by any of the Conduit Purchaser or the Committed Purchasers of this Note Purchase Agreement nor the consummation by any such party of any of the transactions contemplated hereby, nor the fulfillment by such party of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the Articles of Incorporation or By-laws of such party or any Governmental Rule applicable to such party.

            SECTION 6.03 Securities Act. The Class A Note purchased by the Agent on behalf of the Purchasers pursuant to this Note Purchase Agreement will be acquired for investment only and not with a view to any public distribution thereof, and no Purchaser will offer to sell or otherwise dispose of its interest in the Class A Note so acquired by it (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws. The Agent and each Purchaser acknowledges that it has no right to require the Transferor to register under the Act or any other securities law any Note to be acquired by the Agent on behalf of such Purchaser pursuant to this Note Purchase Agreement.

            The Conduit Purchaser, Committed Purchaser and Agent have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class A Note and the Conduit Purchaser and Committed Purchaser are able to bear the economic risk of such investment. The Conduit Purchaser, Committed Purchaser and Agent have reviewed the Transfer and Servicing Agreement, the Indenture and the Indenture Supplement (including the schedule and exhibits thereto) and have had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Transferor and its representatives concerning the Transferor, the Trust and the Class A Note. Each of the Conduit Purchaser, the Committed Purchaser and Agent is an "accredited investor" as defined in Rule 501, promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

                                  ARTICLE VII

                                    COVENANTS

            SECTION 7.01 Affirmative Covenants of the Nordstrom Parties. So long as the Class A Note remains outstanding, each Nordstrom Party hereby covenants, as to itself, as set forth below:

            (a) Financial Reporting. Such Nordstrom Party will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                  (i) Annual Reporting. Within one hundred twenty (120) days after the close of each fiscal year of (x) Nordstrom fsb, the most recent annual thrift financial report of Nordstrom fsb, certified by its president or any vice president, and (y) Nordstrom, Inc., audited financial statements, prepared in accordance with GAAP on a consolidated basis for Nordstrom, Inc., including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted auditing standards and by a certificate of said accountants that, in the course of performing such audit, they found no material weaknesses in the systems of internal control of Nordstrom, Inc. and its Subsidiaries.

                  (ii) Quarterly Reporting. Within sixty (60) days after the close of the first three quarterly periods of each fiscal year of (x) Nordstrom fsb, the most recent quarterly call report of Nordstrom fsb, certified by its president or any vice president, and (y) Nordstrom, Inc., consolidated unaudited balance sheets for Nordstrom, Inc. and its Subsidiaries as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the chief financial officer of Nordstrom, Inc. stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of Nordstrom fsb and the Transferor and (y) to the best of such Person's knowledge, no Pay Out Event or Potential Pay Out Event exists, or if any Pay Out Event or Potential Pay Out Event exists, stating the nature and status thereof.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Nordstrom, Inc., copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Nordstrom, Inc. files with the Securities and Exchange Commission.

                  (vi) Notice of Pay Out Events or Potential Pay Out Events. As soon as possible and in any event within two (2) days after the occurrence of each Pay Out Event or each Potential Pay Out Event, a statement of the president or any vice president of such Nordstrom Party setting forth details of such Pay Out Event or Potential Pay Out Event and the action which such Nordstrom Party proposes to take with respect thereto.

                  (vii) Change in Credit Card Guidelines and Debt Ratings. Within ten (10) days after the date any material change in or material amendment to the Credit Card Guidelines occurs, a copy of the Credit Card Guidelines then in effect indicating such change or amendment; provided; however, if such change or amendment would be reasonably likely to materially and adversely affect the collectibility of the Receivables or generally decrease the credit quality of the Receivables overall, such change or amendment will be provided to the Agent at least thirty (30) days in advance of such change or amendment and require the Agent's prior written consent thereto.

                  (viii) Credit Card Guidelines. Within ninety (90) days after the close of such Nordstrom Party's fiscal year, a complete copy of the Credit Card Guidelines then in effect.

                  (ix) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which such Nordstrom Party or any ERISA Affiliate of such Nordstrom Party files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which such Nordstrom Party or any ERISA Affiliate of such Nordstrom Party receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor.

                  (x) Other Information. Such other information (including non-financial information) as the Agent or the Agent may from time to time reasonably request with respect to the Transferor or any of its Subsidiaries.

            (b) Corporate Existence; Conduct of Business. The Transferor will preserve and maintain its existence as a limited liability company duly organized and existing under the laws of the State of Delaware. Nordstrom fsb will preserve and maintain its existence as a federal savings bank duly organized and existing under the laws of the United States. Each Nordstrom Party will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing under its jurisdiction of formation or organization, as applicable, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

            (c) Compliance with Laws. Each Nordstrom Party will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards applicable to it, its properties, the Accounts or any part thereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            (d) Furnishing of Information and Inspection of Records. Each Nordstrom Party will furnish to the Agent, from time to time, such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. Each Nordstrom Party will, at any time and from time to time during regular business hours, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of such Person for the purpose of examining such Records, and to discuss matters relating to Receivables or such Person's performance hereunder and under the other Series Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of such Nordstrom Party having knowledge of such matters.

            (e) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures of the Servicer referred to in the previous sentence.

            (f) Transfer and Servicing Agreement. The Transferor will comply with the covenants set forth in Sections 2.07 and 2.08 of the Transfer and Servicing Agreement. The Servicer will comply with the covenants set forth in
Section 3.03 of the Transfer and Servicing Agreement.

            (g) Notice of Adverse Claims. Each Nordstrom Party will advise the Agent promptly, in reasonable detail, (i) of any Lien asserted or a claim by a Person that is not an Obligor made against any of the Receivables, (ii) of the occurrence of any breach by such Nordstrom Party of any of its representations, warranties and covenants contained herein or in the Series Documents and (iii) of the occurrence of any other event which would have a material adverse effect on the Indenture Trustee's interest in the Receivables or the collectability thereof.

            (h) Protection of Interest in Receivables. Each Nordstrom Party shall execute (if applicable) and file such continuation statements and any other documents reasonably requested by the Indenture Trustee or the Agent or which may be required by law to fully preserve and protect the interest of the Indenture Trustee in and to the Receivables. The

Transferor shall deliver to the Agent a copy of any legal opinion delivered pursuant to Section 3.06 of the Transfer and Servicing Agreement concurrently with the delivery thereof to any party as required by said Section.

            (i) Each Nordstrom Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same, and if applicable, the steps being taken with respect thereto:

                  (i) (A)(1) The entry of any judgment or decree against the Servicer if such judgment or decree exceeds $10,000,000 or the aggregate amount of all judgments and decrees then outstanding against the Servicer exceeds $50,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree of the institution of any litigation, arbitration proceeding or governmental proceeding against Transferor or any of its Affiliates.

                  (ii) The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (iii) The occurrence of a default or an event of default under any other financing arrangement to which such Nordstrom Party is a debtor or an obligor.

            (j) Compliance with Credit Card Agreements and Credit Card Guidelines. Such Nordstrom Party will and cause any Account Originator to timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Credit Card Agreements related to the Receivables, and (ii) comply in all respects with the Credit Card Guidelines in regard to each Receivable and the related Credit Card Agreement, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            (k) Transfers of Receivables. With respect to the transfer of the Receivables, from Nordstrom fsb to the Transferor under the Receivables Purchase Agreement, each such transfer shall be effected under, and in strict compliance with the terms of the applicable transfer agreement, including, without limitation, the terms relating to the amount and timing of payments to be made with respect to the purchase price for the related Receivables.

            SECTION 7.02 Covenants. Each Nordstrom Party will duly observe and perform each of its covenants set forth in the other Series Documents.

            SECTION 7.03 Negative Covenants of the Nordstrom Parties. So long as the Class A Note remains outstanding, each Nordstrom Party hereby covenants as to itself, as set forth below:

            (a) Amendments. No Nordstrom Party will make, nor will it permit any Person to make, any amendment, modification or change to, or provide any waiver under any Series Document without the prior written consent of the Agent.

            (b) No Sales, Liens, Etc. Except as otherwise provided herein and in the Series Documents, such Nordstrom Party will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon (or the filing of any financing statement) or with respect to any of the Receivables.

            (c) No Extension or Amendment of Receivables. Except as otherwise permitted by the Series Documents, the Servicer will not extend, amend or otherwise modify the terms of any Receivable.

            (d) No Change in Business or Account Guidelines. Neither Nordstrom Party will make any change in the character of its business or in the Credit Card Guidelines, which change would, in either case, delay the timing of recognition of the charge-off or write-off of any delinquent or fraudulent Receivable or any Receivable with respect to which the related Obligor has declared bankruptcy, impair the collectability of any Receivable or otherwise have a material adverse effect on the Indenture Trustee's interest in the Receivables, including any change which would have the effect of diminishing the creditworthiness of Obligors with respect to Additional Accounts or Supplemental Accounts.

            (e) Change of Name, Etc. Neither Nordstrom Party will without providing 30 days' notice to the Conduit Purchaser and the Agent and without filing such amendments to any previously filed financing statements as the Conduit Purchaser and the Agent may require, (A) change the location of its principal executive office or the location of the offices where the records relating to the accounts are kept or the jurisdiction of its organization, or
(B) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by such Nordstrom Party in accordance with the Series Documents seriously misleading within the meaning of Sections 9-506 and 9-507 of the UCC as in effect in the relevant UCC States or any applicable enactment of the UCC.

            (f) ERISA Matters. Such Nordstrom Party will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that such Nordstrom Party or any ERISA Affiliate of such Nordstrom Party is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, or any ERISA Affiliate of such Nordstrom Party under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of such Nordstrom Party, in the aggregate, involve a payment of money or an incurrence of liability by such Nordstrom Party or any ERISA Affiliate of such Nordstrom Party in an amount in excess of $100,000.

            (g) Transfer of Transferor Interest. Except as permitted by the Series Documents, the Transferor shall not assign, transfer or otherwise convey to any Person other than Nordstrom fsb any interest in the Transferor Interest.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

            SECTION 8.01 Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.

            SECTION 8.02 Expenses. Whether or not the Closing takes place, except as otherwise expressly provided herein or in the Fee Letter, all reasonable costs and expenses incurred in connection with this Note Purchase Agreement and the transactions contemplated hereby shall (as between the Transferor and the Conduit Purchaser) be paid by the Transferor.

            SECTION 8.03 Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.

            SECTION 8.04 Restrictions on Transfer. The Agent agrees that it will comply with the restrictions on transfer of the Class A Note set forth in the Indenture and the Indenture Supplement and that it will resell the Class A Note only in compliance with such restrictions; provided, however, that the Transferor acknowledges that in the event of the purchase of the Class A Note by any Purchaser no such Purchaser will be required to execute and deliver the Investment Letter.

            SECTION 8.05 Consents, etc. The Agent and each Purchaser agrees not to unreasonably withhold or delay its consent to any amendment or other matter requiring consent of the Series 2004-2 Noteholders under a provision of any Series Document to the extent that such provision specifies that such consent is not to be unreasonably withheld or delayed.

                                   ARTICLE IX

                                 INDEMNIFICATION

            SECTION 9.01 Indemnities by the Nordstrom Parties. Without limiting any other rights which the Agent or the Purchasers may have hereunder or under applicable law, (A) the Transferor hereby agrees to indemnify the Agent, the Purchasers and the Liquidity Providers and any successors and permitted assigns and any of their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Agent or the Purchasers or Liquidity Providers, as applicable) and disbursements (all of the foregoing being collectively referred to as

"Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Note Purchase Agreement, the other Series Documents, the ownership or maintenance, either directly or indirectly, by the Agent or the Purchasers of the Class A Note or any of the other transactions contemplated hereby or thereby, and (B) Nordstrom fsb hereby agrees to indemnify each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them in any action or proceeding (including in its capacity as Servicer) between Nordstrom fsb and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Note Purchase Agreement, the other Series Documents, the ownership or maintenance, either directly or indirectly, of the Class A Note or any of the other transactions contemplated hereby or thereby, excluding, in all of the foregoing instances under the preceding clauses (A) and (B): (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from gross negligence or willful misconduct on the part of an Indemnified Party seeking indemnification or (ii) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting the generality of the foregoing, each Nordstrom Party shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) any representation or warranty made by any Nordstrom Party or any officers of such Person under or in connection with this Note Purchase Agreement, any of the other Series Documents or any other information or report delivered by such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (ii) the failure by the Account Originator, Nordstrom fsb (including in its capacity as Servicer) or the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

                  (iii) the failure to vest and maintain vested in the Indenture Trustee, on behalf of the Trust, first priority, perfected security interest, in the Collateral free and clear of any Lien;

                  (iv) any failure of the Account Originator, Nordstrom fsb (including in its capacity as Servicer) or the Transferor to perform its duties, covenants or other obligations in accordance with the provisions of this Note Purchase Agreement or any other Series Document;

                  (v) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Receivable;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) the commingling of Collections of Receivables at any time with other funds;

                  (viii) any investigation, litigation or proceeding related to or arising from this Note Purchase Agreement or any other Series Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Funding, the ownership of the Class A Note or any other investigation, litigation or proceeding relating to the Account Originator, Nordstrom fsb (including in its capacity as Servicer) or the Transferor in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (x) any failure of Trust to acquire and maintain legal and equitable title to, and ownership of any Receivable free and clear of any (other than as created under the Series Documents); or any failure of the Transferor to give reasonably equivalent value to Nordstrom fsb under the Receivables Purchase Agreement in consideration of the transfer by Nordstrom fsb of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable with respect thereto, and the proceeds of any thereof; and

                  (xii) any action or omission by the Account Originator, Nordstrom fsb (including in its capacity as Servicer) or the Transferor which reduces or impairs the rights of the Conduit Purchaser, the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable.

            SECTION 9.02 Procedure. In order for an Indemnified Party to be entitled to any indemnification provided for under this Note Purchase Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify Nordstrom fsb or the Transferor, as applicable (the "Applicable Indemnifying Party") in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the Applicable Indemnifying Party shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Applicable Indemnifying Party, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

            SECTION 9.03 Defense of Claims. If a Third Party Claim is made against an Indemnified Party, (a) the Applicable Indemnifying Party will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Applicable Indemnifying Party; provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Applicable Indemnifying Party first admits in writing their joint and several liability to indemnify the Indemnified Party with respect to all elements of such claim in full. Should the Applicable Indemnifying Party so elect to assume the defense of a Third Party Claim, the Applicable Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Applicable Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Applicable Indemnifying Party in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Applicable Indemnifying Party's prior written consent, as the case may be. If the Applicable Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Applicable Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Applicable Indemnifying Party of such terms and the Applicable Indemnifying Party promptly reimburse the Indemnified Party upon written request. Anything contained in this Note Purchase Agreement to the contrary notwithstanding, neither the Applicable Indemnifying Party shall be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

            SECTION 9.04 Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Governmental Rule):

                  (i) shall subject any Indemnified Party to any tax, duty, deduction or other charge with respect to the Receivables, the Class A Note, this Note Purchase Agreement or the other Series Documents, or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect thereof (except for changes in the rate of general corporate, franchise, net income or other income tax (including by means of withholding) imposed on such Indemnified Party by the United States of America, the jurisdiction in which such Indemnified Party's principal executive office is located or any other jurisdiction in which the Indemnified Party would be subject to such tax even if the transactions contemplated by this Note Purchase Agreement had not occurred); or

                  (ii) shall impose, modify or deem applicable any reserve, capital, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Receivables, the Class A Note, this Note Purchase Agreement, the other Series Documents or payments of amounts due thereunder (including with respect to Eurocurrency liability reserves); or

                  (iii) imposes upon any Indemnified Party any other cost or expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing if such a contest is requested by the Applicable Indemnifying Party) with respect to the Receivables, the Class A Note, any Series Document or payments of amounts due hereunder or thereunder;

and the result of any of the foregoing is to increase the cost or reduce the payments to such Indemnified Party with respect to the Receivables, the Class A Note, this Note Purchase Agreement, the Series Documents or payments of amounts due thereunder or the obligations thereunder or the funding of any purchases (including Incremental Fundings) with respect thereto by any Purchaser, by an amount deemed by such Indemnified Party to be material, then the Transferor agrees to pay such Indemnified Party, within 10 days after demand by such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduced payments.

            (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time the Transferor agrees to pay such Indemnified Party, within 10 days after demand by any such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

            (c) Any Indemnified Party who makes a demand for payment of increased costs or capital pursuant to Section 9.04(a) or (b) shall promptly deliver to the Transferor a certificate setting forth in reasonable detail the computation of such increased costs or capital and specifying the basis therefor. In the absence of manifest error, such Note shall be conclusive and binding for all purposes. Each Indemnified Party shall use reasonable efforts to mitigate the effect upon the Transferor of any such increased costs or capital requirements; provided, it shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

            No Indemnified Party shall be permitted to recover any additional or increased cost or reduction described in this Section 9.04 on a retroactive basis for a period of time that is more than ninety (90) days prior to the delivery of a notice to the Transferor that such additional or increased cost or reduction has commenced accruing or been incurred.

            SECTION 9.05 Costs, Expenses, Taxes, Broken Funding Cost and Increased Costs under Note Purchase Agreement and Program Facility . (a) The Transferor shall be obligated to pay on demand to each Purchaser and its Agent
(i) all reasonable costs and expenses in connection with the preparation, execution and delivery of this Note Purchase Agreement, the other documents to be delivered hereunder or in connection herewith and any requested amendments, waivers or consents or examination or visit by the Conduit Purchaser or Agent pursuant to Section 7.01(d) hereof including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchasers and the Agent, with respect thereto and with respect to advising the Purchasers and the Agent as to its respective rights and remedies under this Note Purchase Agreement and the other documents delivered hereunder or in connection herewith and (ii) all costs and expenses, if any, in connection with the enforcement of this Note Purchase Agreement and the other documents delivered hereunder or in connection herewith.

            (b) In addition, the Transferor shall be obligated to pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Note Purchase Agreement, the Class A Note or the other documents and agreements to be delivered hereunder, and agrees to hold each Purchaser and its Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

            (c) The Transferor shall be obligated to pay to the Purchasers promptly on request by the Agent, the amount of any Broken Funding Cost or other Class A Additional Amounts and to the extent not paid when required pursuant to
Section 4.04 of the Indenture Supplement.

            (d) If a Conduit Purchaser becomes obligated to compensate any financial institution under its commercial paper program as a result of any events or circumstances similar to those described in Sections 9.04 or 9.05(c), such Conduit Purchaser shall promptly deliver to the Transferor a certificate setting forth in reasonable detail the computation of such amounts. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. The Transferor shall be obligated to pay to the Conduit Purchaser, promptly after receipt of such certificate, such additional amounts as may be necessary to reimburse the Conduit Purchaser for any amounts so paid by the Conduit Purchaser. With respect to amounts to be paid pursuant to this Section 9.05(d) as a result of any events or circumstances similar to those described in
Section 9.04 or 9.05(c) hereof, the Conduit Purchaser shall request the party to be compensated to use its reasonable efforts to mitigate the effect upon the Transferor of any such increased costs or capital requirements; provided, such party shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

                                   ARTICLE X

                                    THE AGENT

      SECTION 10.01 Delegation of Duties. The Agent may delegate any of its duties under this Note Purchase Agreement and each other Series Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      SECTION 10.02 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Note Purchase Agreement or any other Series Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Nordstrom Party contained in this Note Purchase Agreement, any other Series Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Note Purchase Agreement, or any other Series Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Note Purchase Agreement, or any other Series Document or any other document furnished in connection herewith or therewith, or for any failure of any Nordstrom Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article II or IV, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Note Purchase Agreement or any other Series Document, or to inspect the properties, books or records of the Nordstrom Parties. The Agent shall not be deemed to have knowledge of any Pay Out Event or Potential Pay Out Event unless the Agent has received notice from a Nordstrom Party or a Purchaser.

      SECTION 10.03 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Nordstrom Parties), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Note Purchase Agreement or any other Series Document unless it shall first receive such advice or concurrence of the Conduit Purchaser or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers; provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Conduit Purchaser or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

      SECTION 10.04 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, Agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Nordstrom Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Nordstrom Party and made its own decision to enter into this Note Purchase Agreement, the other Series Documents and all other documents related hereto or thereto.

      SECTION 10.05 Reimbursement and Indemnification. Each Purchaser agrees to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Purchaser Percentages, to the extent not paid or reimbursed by the Nordstrom Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Nordstrom Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Note Purchase Agreement and the other Series Documents.

      SECTION 10.06 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Transferor or any Affiliate of Transferor as though the Agent were not the Agent hereunder. With respect to the acquisition of the Class A Note pursuant to this Note Purchase Agreement, the Agent shall have the same rights and powers under this Note Purchase Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Purchaser," and "Purchasers" shall include the Agent in its individual capacity.

      SECTION 10.07 Successor Agent. The Agent may, upon five days' notice to the Transferor and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Purchasers during such five-day period shall appoint from among the Purchasers a successor Agent. If for any reason no successor Agent is appointed by the Purchasers during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Series Documents and Nordstrom Parties (as applicable) shall make all payments in respect of the Class A Note directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Series Documents and the provisions of this Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Note Purchase Agreement and under the other Series Documents.

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.01 Waivers and Amendments. No failure or delay on the part of the Conduit Purchaser, the Agent or any Purchaser in exercising any power, right or remedy under this Note Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Note Purchase Agreement may be amended if, but only if, such amendment is in writing and signed by the parties hereto. Furthermore, the Transferor shall provide to each Rating Agency (i) ten Business Days prior written notice of any proposed amendment and (ii) a copy of the executed amendment as soon as practicable after the execution of such amendment.

      SECTION 11.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, cabled or delivered, as to each party hereto, at its address set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, confirmed by telephone, delivered to the telegraph company or delivered to the cable company, respectively.

      SECTION 11.03 Binding Effect; Assignability. (a) This Note Purchase Agreement shall be binding upon and inure to the benefit of the Transferor, Nordstrom fsb, the Agent and the Purchasers party this Note Purchase Agreement and their respective successors and assigns (including any subsequent holders of the Class A Note); provided, however, that the Transferor shall not have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of all of the Agent. The Agent agrees that it shall not transfer a Note without the Transferor's consent, unless such transfer (x) is to a Committed Purchaser or Liquidity Purchaser, (y) is to a RIC or (z) occurs after the commencement of the Early Amortization Period.

      (b) Without the consent of the Transferor, each Committed Purchaser party to this Note Purchase Agreement may assign all or a portion of its rights and obligations under this Note Purchase Agreement to any financial or other institution acceptable to the Agent. The parties to each such assignment shall execute and deliver an Assignment and Acceptance to the Agent, and the Agent shall promptly notify the Transferor of such assignment. From and after the effective date of such Assignment and Acceptance, the assigning Liquidity Purchaser shall be relieved of its obligations hereunder to the extent so assigned.

      (c) Any Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interests in all or a portion of its rights and obligations under this Note Purchase Agreement. Notwithstanding any such sale by a Purchaser of participating interests to a Participant, such Purchaser's rights and obligations under this Note Purchase Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, and the Transferor and the Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Note Purchase Agreement. The Transferor also agrees that each Participant shall be entitled to the benefits of Article IX hereof; provided, however, that all amounts payable by the Transferor to any such Participant shall be limited to the amounts which would have been payable to the Purchaser selling such participating interest had such interest not been sold.

      (d) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Class A Note shall have been paid in full.

      SECTION 11.04 Provision of Documents and Information. (a) Each of the Conduit Purchaser, the Committed Purchaser and the Agent agrees that it will keep the Nordstrom Information secure and not disclose without the prior consent of the Transferor any Nordstrom Information which is furnished by the Transferor or Nordstrom fsb to the Conduit Purchaser, the Committed Purchaser or the Agent. Each of the Conduit Purchaser, the Committed Purchaser and the Agent acknowledges that the Transferor has informed the Agent that part of the reason for the foregoing obligations is to allow Nordstrom, Inc. to fulfill its obligations under Regulation FD promulgated under the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, each of the Conduit Purchaser, the Committed Purchaser and the Agent may disclose any Nordstrom Information:

            (i) to its affiliates, and to directors, employees, auditors or counsel of each of the Conduit Purchaser, the Committed Purchaser and the Agent or its affiliates to whom it is necessary to show the Nordstrom Information in connection with this Note Purchase Agreement and the transactions contemplated herein, each of which shall be informed by such party of the confidential nature of the Nordstrom Information, and, with respect to any such auditor, each of which has entered into an agreement with such party or its affiliates under which such auditor has agreed to maintain the confidentiality of information provided to it or its affiliates; provided, however, that none of the Conduit Purchaser, the Committed Purchaser or the Agent shall disclose any Nordstrom Information that identifies individual credit card holders or customers to counsel of such party or its affililiates;

            (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over any of the Conduit Purchaser, the Committed Purchaser or the Agent, or as may otherwise be required by law (provided that the Conduit Purchaser, the Committed Purchaser or the Agent, as applicable, shall give Nordstrom, Inc. prior notice of the disclosure permitted by this clause
      (ii) unless such notice is prohibited by the subpoena, order or law);

            (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over any of the Conduit Purchaser, the Committed Purchaser or the Agent or its affiliates;

            (iv) to any rating agency, and to any directors, employees, auditors or counsel of any of the foregoing, each of which shall be informed by the Conduit Purchaser, the Committed Purchaser or the Agent, as applicable of the confidential nature of the Nordstrom Information; provided, however, that the Conduit Purchaser, the Committed Purchaser or the Agent, as applicable, shall not disclose any Nordstrom Information that identifies individual credit card holders or customers to any of the foregoing; and

            (v) to commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which the Agent acts as the administrative agent, and to any directors, employees, auditors or counsel of any of the foregoing, each of which shall be informed by the Agent of the confidential nature of the Nordstrom Information, and, with respect to any such commercial paper dealer or provider of a surety, guaranty or credit of liquidity enhancement, each of which has entered into an agreement with the Agent or its affiliates under which such entity has agreed to maintain the confidentiality of information provided to it by the Agent or its affiliates.

         (b) Each of the Transferor and Nordstrom fsb agrees that it will keep the Conduit Information secure and not disclose without the prior consent of Agent any Conduit Information which is furnished by Agent to the Transferor of Nordstrom fsb. Notwithstanding the foregoing, each of the Transferor and Nordstrom fsb may disclose any Conduit Information:

            (i) to its affiliates, and to directors, employees, auditors or counsel of or its affiliates to whom it is necessary to show the Conduit Information in connection with the transactions contemplated under this Note Purchase Agreement, each of which shall be informed of the confidential nature of the Conduit Information;

            (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over either of the Transferor or Nordstrom fsb, or as may otherwise by required by law (provided that the Transferor or Nordstrom fsb, as applicable, shall give the Agent prior notice of the disclosure permitted by this clause (ii) unless such notice is prohibited by the subpoena, order or law); or

            (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Transferor, Nordstrom fsb or its affiliates.

         (c) The restrictions contained in this Note Purchase Agreement shall not apply to Nordstrom Information or Conduit Information which (a) is or becomes generally available to the public other than as a result of a disclosure by recipient of such information or such recipient's representatives; or (b) becomes available to the recipient of such information on a non-confidential basis from a source other than the disclosing party or one of its agents or (c) was known to the recipient of such information on a non-confidential basis prior to its disclosure to such recipient by the disclosing party or one of its agents.

      (d) Notwithstanding anything herein to the contrary, each party hereto (and each employee, representative, or other agent thereof) may disclose to any and all persons, without limitations of any kind of tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided any such party relating to such tax treatment and tax structure. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meaning given to such terms under Treasury Regulation Section 1.6011-4(c).

      SECTION 11.05 GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

      SECTION 11.06 No Proceedings. (a) The Transferor agrees that so long as any senior indebtedness of the Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any senior indebtedness of the Conduit Purchaser shall have been outstanding, it shall not file, or join in the filing of, a petition against such Conduit Purchaser or the Trust under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Conduit Purchaser or the Trust.

      (b) Each Purchaser severally agrees that it shall not at any time file, or join in the filing of, a petition against the Trust under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Trust.

      SECTION 11.07 Execution in Counterparts. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 11.08 No Recourse. The obligations of any Purchaser under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the corporate or partnership obligations of such Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or Note executed and delivered or issued by such Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.

      SECTION 11.09 Limited Recourse. The obligations of the Transferor and Nordstrom fsb under this Note Purchase Agreement are solely the corporate obligations of each of the Transferor and Nordstrom fsb. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Transferor, Nordstrom fsb or any officer thereof in connection therewith, against any stockholder, employee, officer or director of the Transferor.

      SECTION 11.10 Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement, including, without limitation, Article IX and Sections 11.06, 11.08 and 11.09, and in any document, Note or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Class A Note.

      SECTION 11.11 Tax Characterization. Each party to this Note Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Note Purchase Agreement that, for federal, state and local income and franchise tax purposes only, the Class A Note will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Class A Note for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of this Note Purchase Agreement and all related Series Documents shall be construed to further these intentions of the parties.

      SECTION 11.12 Limited Obligation of Transferor. Notwithstanding anything to the contrary set forth in this Note Purchase Agreement, the obligation of the Transferor to pay any amounts in this Note Purchase Agreement shall be limited solely to the application of amounts available under the Transaction Documents.

      IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  NORDSTROM CREDIT CARD
                                  RECEIVABLES LLC,
                                  as Transferor

                                  By: /s/ Kevin T. Knight
                                     ----------------------------
                                    Name:  Kevin T. Knight
                                    Title: President

                                  NORDSTROM FSB,
                                  as Servicer

                                  By: /s/ Marc A. Anacker
                                     ----------------------------
                                    Name:  Marc A. Anacker
                                    Title: Treasurer

                                  FALCON ASSET SECURITIZATION
                                  CORPORATION
                                    as Conduit Purchaser

                                  By: /s/ William Hendricks
                                     --------------------------------
                                    Name:   William Hendricks
                                    Title:  Authorized Signatory

                                  JPMORGAN CHASE BANK, N.A.,
                                  as Agent

                                  By: /s/ William Hendricks
                                    ---------------------------------
                                    Name:   William Hendricks
                                    Title:  Vice President

                                  JPMORGAN CHASE BANK, N.A.,
                                  as a Committed Purchaser

                                  By: /s/ William Hendricks
                                    ---------------------------------
                                    Name:   William Hendricks
                                    Title:  Vice President
                                    Purchaser Percentage: 100%

                                   SCHEDULE I

                              Addresses for Notices
If to:

         Transferor:        Nordstrom Credit Card Receivables LLC
                            13531 E. Caley Avenue
                            Centennial, Colorado 80111
                            Attention:  Legal Department
                            Facsimile No.: (303) 397-4767

         Servicer:          Nordstrom fsb
                            13531 E. Caley Avenue
                            Centennial, Colorado 80111
                            Attention:  Legal Department
                            Facsimile No.:  (303) 397-4767

         Conduit
         Purchaser:         Falcon Asset Securitization Corporation
                            JPMorgan Chase Bank, N.A.
                            131 S. Dearborn
                            Mail Code IL1-0079
                            Chicago, Illinois 60670
                            Attention:  Asset Backed Portfolio Management
                            Facsimile No.: (312) 732-1995

         Administrative
         Agent:             JPMorgan Chase Bank, N.A.
                            131 S. Dearborn
                            Mail Code IL1-0079
                            Chicago, Illinois 60670
                            Attention: Asset Backed Portfolio Management Facsimile No.: (312) 732-1995

ARTICLE I DEFINITIONS...............................................................................      1
         SECTION 1.01   Certain Defined Terms.......................................................      1
ARTICLE II PURCHASE AND SALE........................................................................     10
         SECTION 2.01   Purchase and Sale of the Class A Note.......................................     10
         SECTION 2.02   Initial Purchase Price......................................................     10
         SECTION 2.03   Incremental Fundings........................................................     10
         SECTION 2.04   Extension of Purchase Expiration Date.......................................     11
         SECTION 2.05   Reduction or Increase of the Class A Maximum Principal Balance..............     11
         SECTION 2.06   Calculation of Monthly Interest.............................................     12
ARTICLE III CLOSING.................................................................................     13
         SECTION 3.01   Closing.....................................................................     13
         SECTION 3.02   Transactions to be Effected at the Closing..................................     13
ARTICLE IV CONDITIONS PRECEDENT TO PURCHASE ON THE CLOSING DATE.....................................     13
         SECTION 4.01   Performance by the Transferor, Issuer and Servicer..........................     13
         SECTION 4.02   Representations and Warranties..............................................     13
         SECTION 4.03   Corporate Documents.........................................................     13
         SECTION 4.04   Opinions of Counsel to Nordstrom fsb and the Transferor.....................     14
         SECTION 4.05   Opinions of Counsel to the Owner Trustee....................................     14
         SECTION 4.06   Opinions of Counsel to the Indenture Trustee................................     14
         SECTION 4.07   Financing Statements........................................................     14
         SECTION 4.08   Documents...................................................................     14
         SECTION 4.09   No Actions or Proceedings...................................................     14
         SECTION 4.10   Approvals and Consents......................................................     15
         SECTION 4.11   Officer's Certificates......................................................     15
         SECTION 4.12   Documents Relating to Credit Enhancement....................................     15
         SECTION 4.13   Accounts....................................................................     15
         SECTION 4.14   Other Documents.............................................................     15
         SECTION 4.15   Arrangement Fee.............................................................     15
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE NORDSTROM PARTIES...................................     15
         SECTION 5.01   Transfer and Servicing Agreement............................................     15

         SECTION 5.02   Corporate Existence and Power...............................................     15
         SECTION 5.03   Corporate and Governmental Authorization; Contravention.....................     16
         SECTION 5.04   Binding Effect..............................................................     16
         SECTION 5.05   No Conflict.................................................................     16
         SECTION 5.06   No Proceedings..............................................................     16
         SECTION 5.07   Transferor Amount...........................................................     17
         SECTION 5.08   No Pay Out Event............................................................     17
         SECTION 5.09   Accuracy of Information.....................................................     17
         SECTION 5.10   Taxes.......................................................................     17
         SECTION 5.11   Use of Proceeds.............................................................     17
         SECTION 5.12   Value.......................................................................     17
         SECTION 5.13   ERISA.......................................................................     17
         SECTION 5.14   Place of Business...........................................................     17
         SECTION 5.15   Investment Company..........................................................     18
         SECTION 5.16   No Liens....................................................................     18
         SECTION 5.17   Authorization...............................................................     18
         SECTION 5.18   No Amendments...............................................................     18
         SECTION 5.19   No Claims...................................................................     18
         SECTION 5.20   Agreements Enforced.........................................................     18
         SECTION 5.21   Class A Note................................................................     18
         SECTION 5.22   Issuer Existence and Authorization..........................................     18
         SECTION 5.23   Financial Condition of Nordstrom Parties....................................     18
ARTICLE VI REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE CONDUIT PURCHASER AND
        COMMITTED PURCHASERS........................................................................     19
         SECTION 6.01   Organization................................................................     19
         SECTION 6.02   Authority, etc..............................................................     19
         SECTION 6.03   Securities Act..............................................................     19
ARTICLE VII COVENANTS...............................................................................     20
         SECTION 7.01   Affirmative Covenants of the Nordstrom Parties..............................     20
         SECTION 7.02   Covenants...................................................................     23
         SECTION 7.03   Negative Covenants of the Nordstrom Parties.................................     23
ARTICLE VIII ADDITIONAL COVENANTS...................................................................     25
         SECTION 8.01   Legal Conditions to Closing.................................................     25

         SECTION 8.02   Expenses....................................................................     25
         SECTION 8.03   Mutual Obligations..........................................................     25
         SECTION 8.04   Restrictions on Transfer....................................................     25
         SECTION 8.05   Consents, etc...............................................................     25
ARTICLE IX INDEMNIFICATION..........................................................................     25
         SECTION 9.01   Indemnities by the Nordstrom Parties........................................     25
         SECTION 9.02   Procedure...................................................................     27
         SECTION 9.03   Defense of Claims...........................................................     28
         SECTION 9.04   Indemnity for Taxes, Reserves and Expenses..................................     28
         SECTION 9.05   Costs, Expenses, Taxes, Broken Funding Cost and Increased Costs under
                        Note Purchase Agreement and Program Facility................................     30
ARTICLE X THE AGENT.................................................................................     31
         SECTION 10.01  Delegation of Duties........................................................     31
         SECTION 10.02  Exculpatory Provisions......................................................     31
         SECTION 10.03  Reliance by Agent...........................................................     31
         SECTION 10.04  Non-Reliance on Agent and Other Purchasers..................................     32
         SECTION 10.05  Reimbursement and Indemnification...........................................     32
         SECTION 10.06  Agent in its Individual Capacity............................................     32
         SECTION 10.07  Successor Agent.............................................................     32
ARTICLE XI MISCELLANEOUS............................................................................     33
         SECTION 11.01  Waivers and Amendments......................................................     33
         SECTION 11.02  Notices.....................................................................     33
         SECTION 11.03  Binding Effect; Assignability...............................................     33
         SECTION 11.04  Provision of Documents and Information......................................     34
         SECTION 11.05  GOVERNING LAW; JURISDICTION.................................................     36
         SECTION 11.06  No Proceedings..............................................................     36
         SECTION 11.07  Execution in Counterparts...................................................     36
         SECTION 11.08  No Recourse.................................................................     36
         SECTION 11.09  Limited Recourse............................................................     37
         SECTION 11.10  Survival....................................................................     37
         SECTION 11.11  Tax Characterization........................................................     37
         SECTION 11.12  Limited Obligation of Transferor............................................     37

                                 AMENDMENT NO. 1

                                       TO

                             NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1, dated as of February 28, 2005 (this "Amendment No. 1") amends the Note Purchase Agreement, dated as of December 16, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among Nordstrom Credit Card Receivables LLC (the "Transferor"), Nordstrom, fsb, as Servicer (the "Servicer"), Falcon Asset Securitization Corporation, as the Conduit Purchaser (the "Conduit Purchaser"), JPMorgan Chase Bank, N.A., as Agent for the Purchasers (in such capacity, the "Agent") and JPMorgan Chase Bank, N.A., as a Committed Purchaser (the "Committed Purchaser"). WHEREAS, the Transferor, the Servicer, the Conduit Purchaser, the Agent and the Committed Purchaser entered into the Note Purchase Agreement in connection with the issuance of certain variable funding notes specified therein; and

WHEREAS, Section 11.01 of the Note Purchase Agreement permits the Note Purchase Agreement to be amended from time to time pursuant to the conditions set forth therein; and

WHEREAS, the parties hereto wish to amend the Note Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement, the Transfer and Servicing Agreement or the Indenture Supplement (each as defined in Section 1.01 of the Note Purchase Agreement).

2. Amendment of Definition of Purchase Expiration Date. The definition of the term "Purchase Expiration Date" contained in Section 1.01 of the Note Purchase Agreement is hereby amended by deleting the date "February 28, 2005" where it appears and substituting therefor the date "February 24, 2006."

3. Except as otherwise set forth herein, the Note Purchase Agreement shall continue in full force and effect in accordance with its terms.

4. This Amendment No. 1 may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  NORDSTROM CREDIT CARD
                                  RECEIVABLES LLC,
                                  as Transferor

                                  By: /s/ Marc A. Anacker
                                     -----------------------------
                                     Name:  Marc A. Anacker
                                     Title: Treasurer

                                  NORDSTROM FSB,
                                  as Servicer

                                  By: /s/ Marc A. Anacker
                                     -----------------------------
                                     Name:  Marc A. Anacker
                                     Title: Senior Vice President and Treasurer

                                  FALCON ASSET SECURITIZATION
                                  CORPORATION
                                  as Conduit Purchaser

                                  By: /s/ William Hendricks
                                     ---------------------------------
                                    Name:  William Hendricks
                                    Title:  Authorized Signatory

                                  JPMORGAN CHASE BANK, N.A.,
                                  as Agent for the Purchasers

                                  By: /s/ William Hendricks
                                     ---------------------------------
                                    Name:  William Hendricks
                                    Title:  Vice President

                                  JPMORGAN CHASE BANK, N.A.,
                                  as a Committed Purchaser

                                  By: /s/ William Hendricks
                                     ---------------------------------
                                    Name:  William Hendricks
                                    Title:  Vice President
                                    Purchaser Percentage:  100%

                                 AMENDMENT NO. 2

                                       TO

                             NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 2, dated as of February 24, 2006 (this "Amendment No. 1") amends the Note Purchase Agreement, dated as of December 16, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among Nordstrom Credit Card Receivables LLC (the "Transferor"), Nordstrom, fsb, as Servicer (the "Servicer"), Falcon Asset Securitization Corporation, as the Conduit Purchaser (the "Conduit Purchaser"), JPMorgan Chase Bank, N.A., as Agent for the Purchasers (in such capacity, the "Agent") and as a Committed Purchaser (the "Committed Purchaser").

WHEREAS, the Transferor, the Servicer, the Conduit Purchaser, the Agent and the Committed Purchaser entered into the Note Purchase Agreement in connection with the issuance of certain variable funding notes specified therein; and

WHEREAS, Section 11.01 of the Note Purchase Agreement permits the Note Purchase Agreement to be amended from time to time pursuant to the conditions set forth therein; and

WHEREAS, the parties hereto wish to amend the Note Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

5. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement.

6. Amendment of Definition of Purchase Expiration Date. The definition of the term "Purchase Expiration Date" contained in Section 1.01 of the Note Purchase Agreement is hereby amended by deleting the date "February 24, 2006" where it appears therein and substituting therefor the date "February 23, 2007."

7. Except as otherwise set forth herein, the Note Purchase Agreement shall continue in full force and effect in accordance with its terms.

8. This Amendment No. 2 may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            NORDSTROM CREDIT CARD
                            RECEIVABLES LLC,
                            as Transferor

                            By: /s/ Kevin T. Knight
                               --------------------------
                              Name:  Kevin T. Knight
                              Title: President

                            NORDSTROM FSB,
                            as Servicer

                            By: /s/ Marc A. Anacker
                               ---------------------------
                              Name:  Marc A. Anacker
                              Title: Senior Vice President,
                                     Treasurer and CFO

                            FALCON ASSET SECURITIZATION CORPORATION
                            By:  JPMorgan Chase Bank, N.A. its attorney-in-fact

                            By: /s/ William Hendicks
                               -----------------------------
                               Name:  William Hendricks
                               Title:  Vice President

                            JPMORGAN CHASE BANK, N.A.,
                            as Agent for the Purchasers

                            By: /s/ William Hendicks
                               -----------------------------
                              Name:  William Hendricks
                              Title:  Vice President

                            JPMORGAN CHASE BANK, N.A.,
                            as a Committed Purchaser

                            By: /s/ William Hendicks
                               -----------------------------
                              Name:  William Hendricks
                              Title:  Vice President
                              Purchaser Percentage:  100%

                                 AMENDMENT NO. 3

                                       TO

                             NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 3, dated as of June 26, 2006 (this "Amendment"), amends the Note Purchase Agreement, dated as of December 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among Nordstrom Credit Card Receivables LLC (the "Transferor"), Nordstrom, fsb, as Servicer (the "Servicer"), Falcon Asset Securitization Corporation, as the Conduit Purchaser (the "Conduit Purchaser"), JPMorgan Chase Bank, N.A., as Agent for the Purchasers (in such capacity, the "Agent") and as a Committed Purchaser (the "Committed Purchaser").

WHEREAS, the Transferor, the Servicer, the Conduit Purchaser, the Agent and the Committed Purchaser entered into the Note Purchase Agreement in connection with the issuance of certain variable funding notes specified therein; and

WHEREAS, Section 11.01 of the Note Purchase Agreement permits the Note Purchase Agreement to be amended from time to time pursuant to the conditions set forth therein; and

WHEREAS, the parties hereto wish to amend the Note Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

9. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement.

10. Amendment of Note Purchase Agreement. The defined terms set forth below as found in Section 1.01 of the Note Purchase Agreement shall be amended as follows:

            (a) "Class A Maximum Principal Balance" is amended by deleting the amount "$150,000,000" where it appears therein and substituting therefor the amount "$450,000,000".

            (b) "Class A Note" is amended by deleting the amount "$150,000,000" where it appears therein and substituting therefor the amount "$450,000,000".

            (c) "Class B Note" is amended by deleting the amount "$14,835,165" where it appears therein and substituting therefor the amount "$44,505,494.51".

11. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the Transferor and the Servicer represents and warrants to the Purchasers and the Agent as set forth in this Section 3:

            (a) The execution, delivery and performance by such party of this Amendment are within its powers, have been duly authorized by all necessary action, and do not: (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it;

            (b) This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general equitable principles; and

            (c) no Pay Out Event or event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, has occurred and is continuing.

12. Effectiveness. This Amendment shall become effective as of the date first written above (the "Amendment Effective Date"); provided that (a) each of the parties to the Note Purchase Agreement shall have executed a counterpart of this Amendment and (b) each of the representations and warranties in Section 3 hereof shall be true and correct and all of the representations and warranties of the Transferor and the Servicer set forth in the Series Documents and the Note Purchase Agreement shall be true and correct as though made on the Amendment Effective Date (except that representations and warranties set forth in Sections 2.04(a)(ii),
      (vi), (vii) and (viii) of the Transfer and Servicing Agreement shall be deemed to be made only as of the applicable date specified in such sections).

13.   Binding Effect; Ratification.

            (a) The Note Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Note Purchase Agreement from and after the date hereof shall be deemed to refer to the Note Purchase Agreement as amended hereby, unless otherwise expressly stated.

            (b) Except as expressly amended hereby, the Note Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

14. Waiver of Advance Notice Time Period. The Agent and the Conduit Purchaser hereby waive any advance notice required under Section 2.05(b) of the Note Purchase Agreement.

15.   Miscellaneous.

            (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            (b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

            (c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (d) Executed counterparts of this Amendment may be delivered electronically.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            NORDSTROM CREDIT CARD
                            RECEIVABLES LLC,
                            as Transferor

                            By: /s/ Marc A. Anacker
                               ---------------------------
                              Name:  Marc A. Anacker
                              Title: Treasurer

                            NORDSTROM FSB,
                            as Servicer

                            By: /s/ Eva Chadwick
                               ---------------------------
                              Name:  Eva Chadwick
                              Title: President

                            FALCON ASSET SECURITIZATION CORPORATION
                            By:  JPMorgan Chase Bank, N.A. its attorney-in-fact

                            By: /s/ Sherri Gerner
                               -----------------------------------
                               Name:  Sherri Gerner
                               Title: Vice President

                            JPMORGAN CHASE BANK, N.A.,
                            as Agent for the Purchasers

                            By: /s/ Sherri Gerner
                               -----------------------------------
                              Name:  Sherri Gerner
                              Title: Vice President

                            JPMORGAN CHASE BANK, N.A.,
                            as a Committed Purchaser

                            By: /s/ Sherri Gerner
                               -----------------------------------
                              Name:  Sherri Gerner
                              Title: Vice President
                              Purchaser Percentage:  100%

                                 AMENDMENT NO. 4

                                       TO

                             NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 4, dated as of October 10, 2006 (this "Amendment"), amends the Note Purchase Agreement, dated as of December 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among Nordstrom Credit Card Receivables LLC (the "Transferor"), Nordstrom, fsb, as Servicer (the "Servicer"), Falcon Asset Securitization COMPANY LLC (formerly Falcon Asset Securitization Corporation), as the Conduit Purchaser (the "Conduit Purchaser"), JPMorgan Chase Bank, N.A., as Agent for the Purchasers (in such capacity, the "Agent") and as a Committed Purchaser (the "Committed Purchaser").

WHEREAS, the Transferor, the Servicer, the Conduit Purchaser, the Agent and the Committed Purchaser entered into the Note Purchase Agreement in connection with the issuance of certain variable funding notes specified therein; and

WHEREAS, Section 11.01 of the Note Purchase Agreement permits the Note Purchase Agreement to be amended from time to time pursuant to the conditions set forth therein; and

WHEREAS, the parties hereto wish to amend the Note Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

16. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement.

17. Amendment of Note Purchase Agreement. The defined terms set forth below as found in Section 1.01 of the Note Purchase Agreement shall be amended as follows:

            (d) "Class A Maximum Principal Balance" is amended by deleting the amount "$450,000,000" where it appears therein and substituting therefor the amount "$600,000,000".

            (e) "Class A Note" is amended by deleting the amount "$450,000,000" where it appears therein and substituting therefor the amount "$600,000,000".

            (f) "Class B Note" is amended by deleting the amount
"$44,505,494.51" where it appears therein and substituting therefor the amount "$59,340,659.35".

18. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the Transferor and the Servicer represents and warrants to the Purchasers and the Agent as set forth in this Section 3:

            (a) The execution, delivery and performance by such party of this Amendment are within its powers, have been duly authorized by all necessary action, and do not: (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it;

            (b) This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general equitable principles; and

            (c) no Pay Out Event or event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, has occurred and is continuing.

19. Effectiveness. This Amendment shall become effective as of the date first written above (the "Amendment Effective Date"); provided that (a) each of the parties to the Note Purchase Agreement shall have executed a counterpart of this Amendment and (b) each of the representations and warranties in Section 3 hereof shall be true and correct and all of the representations and warranties of the Transferor and the Servicer set forth in the Series Documents and the Note Purchase Agreement shall be true and correct as though made on the Amendment Effective Date (except that representations and warranties set forth in Sections 2.04(a)(ii),
      (vi), (vii) and (viii) of the Transfer and Servicing Agreement shall be deemed to be made only as of the applicable date specified in such sections).

20.   Binding Effect; Ratification.

            (a) The Note Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Note Purchase Agreement from and after the date hereof shall be deemed to refer to the Note Purchase Agreement as amended hereby, unless otherwise expressly stated.

            (b) Except as expressly amended hereby, the Note Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

21. Waiver of Advance Notice Time Period. The Agent and the Conduit Purchaser hereby waive any advance notice required under Section 2.05(b) of the Note Purchase Agreement.

22.   Miscellaneous.

            (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            (b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

            (c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (d) Executed counterparts of this Amendment may be delivered electronically.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            NORDSTROM CREDIT CARD
                            RECEIVABLES LLC,
                            as Transferor

                            By: /s/ Marc A. Anacker
                               -----------------------------------
                              Name: Marc A. Anacker
                              Title: Treasurer

                            NORDSTROM FSB,
                            as Servicer

                            By: /s/ Kevin T. Knight
                               -----------------------------------
                              Name: Kevin T. Knight
                              Title: Chairman and CEO

                            FALCON ASSET SECURITIZATION COMPANY LLC
                            By:  JPMorgan Chase Bank, N.A. its attorney-in-fact

                            By:  /s/ Sherri Gerner
                               -----------------------------------
                               Name:  Sherri Gerner
                               Title: Vice President

                            JPMORGAN CHASE BANK, N.A.,
                            as Agent for the Purchasers

                            By: /s/ Sherri Gerner
                               -----------------------------------
                              Name:  Sherri Gerner
                              Title: Vice President


                            JPMORGAN CHASE BANK, N.A.,
                            as a Committed Purchaser

                            By: /s/ Sherri Gerner
                               ----------------------------------
                              Name:  Sherri Gerner
                              Title: Vice President
                              Purchaser Percentage:  100%